        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1999
                                                 REGISTRATION NO. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------

                          CADENCE DESIGN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 77-0148231
   (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                          2655 SEELY AVENUE, BUILDING 5
                           SAN JOSE, CALIFORNIA 95134
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------

                 OPTIONS ASSUMED BY CADENCE DESIGN SYSTEMS, INC.
                            ORIGINALLY GRANTED UNDER
              THE OrCAD, INC. 1991 NON-QUALIFIED STOCK OPTION PLAN,
                   THE OrCAD, INC. 1995 STOCK OPTION PLAN AND
                THE OrCAD, INC. AMENDED 1995 STOCK INCENTIVE PLAN
                           (Full titles of the Plans)
                             ----------------------

                              R.L. SMITH MCKEITHEN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          CADENCE DESIGN SYSTEMS, INC.
            2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134
                     (Name and Address of Agent for Service)
                                 (408) 943-1234

          (Telephone number, including area code, of agent for service)
                             ----------------------
                                   COPIES TO:

                              ANDREW E. BOGEN, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000


                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                    Proposed Maximum       Proposed Maximum
Title of Securities to        Amount to be           Offering Price            Aggregate              Amount of
     be Registered           Registered (1)          per Share (2)        Offering Price (3)      Registration Fee
==================================================================================================================
Common Stock, par value       279,123 shares              $2.36                $658,730               $183.13
$.01 per share
(including the                  1,208 shares              $0.29                    $350                 $0.10
Preferred Share
Purchase Rights             1,738,522 shares              $6.88             $11,961,031             $3,325.17
                            ----------------                                -----------             ---------
attached thereto)(4)

                            2,018,853 shares                                $12,620,111             $3,508.40
==================================================================================================================

(1) 2,018,853 shares of Common Stock issuable pursuant to various stock option plans of OrCAD, Inc., which plans have been assumed by the Registrant in connection with the merger (the "Merger") of OrCAD, Inc. with and into a wholly-owned subsidiary of the Registrant, are being newly registered hereunder. The number of shares issuable pursuant to such plans has been calculated in accordance with the terms of the Merger, and is comprised of the following: (a) 279,123 shares of Common Stock issuable pursuant to outstanding options granted under the OrCAD, Inc. 1991 Non-Qualified Stock Option Plan (the "1991 Plan"), (b) 1,208 shares of Common Stock issuable pursuant to outstanding options granted under the OrCAD, Inc. 1995 Stock Option Plan (the "1995 Plan"), and (c) 1,738,522 shares of Common Stock issuable pursuant to outstanding options granted under the OrCAD, Inc. Amended 1995 Stock Incentive Plan (the "Amended 1995 Plan," and together with the 1991 Plan and the 1995 Plan, the "Assumed Option Plans"). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Assumed Option Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the Proposed Maximum Offering Price Per Share is based upon: (a) the weighted average exercise price per share ($2.36) of outstanding options to acquire 279,123 shares under the 1991 Plan, (b) the weighted average exercise price per share ($.29) of outstanding options to acquire 1,208 shares under the 1995 Plan and (c) the weighted average exercise price per share ($6.88) of outstanding options to acquire 1,738,522 shares under the Amended 1995 Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

(4) Shares of the Common Stock being registered hereby are accompanied by Preferred Share Purchase Rights. Until the occurrence of specific prescribed events, such rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with the Common Stock. Upon the occurrence of such prescribed events, separate rights certificates will be issued representing one right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

================================================================================
================================================================================

                                  INTRODUCTION


The shares of common stock subject to options registered hereunder have been assumed by Cadence Design Systems, Inc. ("Cadence" or the "Registrant") pursuant to an Agreement and Plan of Merger, dated as of June 14, 1999, as amended, among Cadence, CDSI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Cadence, and OrCAD, Inc., a Delaware corporation ("OrCAD"). These options were originally granted to directors, employees and consultants of OrCAD and/or OrCAD's subsidiaries under the Assumed Option Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1999, including all material incorporated by reference therein;

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3 and July 3, 1999, including all material incorporated by reference therein;

                  (c) The Registrant's Current Reports on Form 8-K filed with the Commission on May 6 and May 26, 1999;

                  (d) The Registrant's Current Reports on Form 8-K/A filed with the Commission on January 6, May 20 and June 15, 1999;

                  (e) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 29, 1990;

                  (f) The description of the Registrant's Preferred Share Purchase Rights set forth in Exhibit 1A, 1B and 1C to the Registrant's Current Report on Form 8-A filed with the Commission on February 16, 1996.

         All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article VII of the Registrant's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (a) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) at the Registrant's request (such directors, officers and other persons are collectively, "Covered Persons"), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses, as incurred to such Covered Persons in connection with defending a proceeding; (c) the indemnitee(s) of the Registrant have the right to bring suit, and to be paid the expenses of prosecuting such suit if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws;
(d) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Registrant may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such Covered Persons.

         The Registrant has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended (the "1933 Act").

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS


EXHIBIT NUMBER                EXHIBIT
         4.1(a)               The description of the Registrant's Common Stock.
                              Reference is made to the Registrant's Registration
                              Statement on Form 8-A filed with the Commission on
                              August 29, 1990 incorporated by reference pursuant
                              to Item 3(e).
             (b)              The description of the Registrant's Preferred
                              Share Purchase Rights. Reference is made to
                              Exhibit 1A, 1B and 1C to the Registrant's Current
                              Report on Form 8-A filed with the Commission on
                              February 16, 1996 incorporated by reference
                              pursuant to Item 3(f).
         4.2                  Specimen Certificate of the Registrant's Common
                              Stock (incorporated by reference to Exhibit 4.01
                              of the Registrant's Registration Statement on Form
                              S-4 (33-43400)).
         4.3                  Rights Agreement, dated as of February 9, 1996,
                              between the Registrant and Harris Trust and
                              Savings Bank which includes as exhibits thereto
                              the Certificate of Designation for the Series A
                              Junior Participating Preferred Stock, the form of
                              Rights Certificate, and the Summary of Rights to
                              Purchase Preferred Shares (incorporated by
                              reference to Exhibit 1A, 1B, and 1C to the
                              Registrant's Current Report on Form 8-K filed on
                              February 16, 1996).

         5                    Opinion and consent of Gibson, Dunn & Crutcher LLP.

         23.1                 Consent of Arthur Andersen LLP, Independent Public Accountants.

         23.2                 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).

         99.1                 OrCAD, Inc. 1991 Non-Qualified Stock Option Plan, as amended.

         99.2                 OrCAD, Inc. 1995 Stock Option Plan, as amended.

         99.3                 OrCAD, Inc. Amended 1995 Stock Incentive Plan, as amended.


Item 9.  UNDERTAKING

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Assumed Option Plans.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 19th day of August, 1999.

                                      CADENCE DESIGN SYSTEMS, INC.

                                      By:  /S/ H. RAYMOND BINGHAM
                                           ----------------------------------
                                           H. Raymond Bingham
                                           President, Chief Executive Officer
                                           and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints H. Raymond Bingham, William Porter and R.L. Smith McKeithen, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                   TITLE                                     DATE
/s/ H. RAYMOND BINGHAM                      President, Chief Executive            August 19, 1999
---------------------------------------     Officer and Director
    H. Raymond Bingham                      (Principal Executive Officer)

/s/ WILLIAM PORTER                          Senior Vice President, Chief          August 19, 1999
---------------------------------------     Financial Officer (Principal
    William Porter                          Financial Officer and Principal
                                            Accounting Officer)

/s/ CAROL A. BARTZ                          Director                              August 19, 1999
---------------------------------------
    Carol A. Bartz

/s/ DR. LEONARD Y.W. LIU                    Director                              August 19, 1999
---------------------------------------
    Dr. Leonard Y.W. Liu

/s/ DONALD L. LUCAS                         Director                              August 19, 1999
---------------------------------------
    Donald L. Lucas

/s/ DR. ALBERTO SANGIOVANNI-VINCENTELLI     Director                              August 19, 1999
---------------------------------------
    Dr. Alberto Sangiovanni-Vincentelli

                                       II-5

                SIGNATURE                   TITLE                                     DATE
/s/ GEORGE M. SCALISE                       Director                              August 19, 1999
---------------------------------------
    George M. Scalise


/s/ DR. JOHN B. SHOVEN                      Director                              August 19, 1999
---------------------------------------
    Dr. John B. Shoven


/s/ ROGER S. SIBONI                         Director                              August 19, 1999
---------------------------------------
     Roger S. Siboni

                                  EXHIBIT INDEX

EXHIBIT
NUMBER    EXHIBIT
-------   --------
4.1(a)    The description of the Registrant's Common Stock.
          Reference is made to the Registrant's Registration
          Statement on Form 8-A filed with the Commission on
          August 29, 1990 incorporated by reference pursuant to
          Item 3(e).

    (b)   The description of the Registrant's Preferred Share
          Purchase Rights. Reference is made to Exhibit 1A, 1B and 1C to the Registrant's Current Report on Form 8-A filed with the Commission on February 16, 1996 incorporated by reference pursuant to Item 3(f).

4.2       Specimen Certificate of the Registrant's Common Stock
          (incorporated by reference to Exhibit 4.01 of the Registrant's Registration Statement on Form S-4
          (33-43400)).

4.3 Rights Agreement, dated as of February 9, 1996, between the Registrant and Harris Trust and Savings
          Bank which includes as exhibits thereto the Certificate of Designation for the Series A Junior
          Participating Preferred Stock, the form of Rights
          Certificate, and the Summary of Rights to Purchase
          Preferred Shares (incorporated by reference to Exhibit 1A, 1B, and 1C to the Registrant's Current
          Report on Form 8-K filed on February 16, 1996).

5         Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1      Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2      Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).

99.1      OrCAD, Inc. 1991 Non-Qualified Stock Option Plan, as amended.

99.2      OrCAD, Inc. 1995 Stock Option Plan, as amended.

99.3      OrCAD, Inc. Amended 1995 Stock Incentive Plan, as amended.